Exhibit 10.2

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is made as of August 20, 2025 by and between GREGORY MCCABE (“Subordinated Creditor”), PANTHER BRIDGE LLC, a Texas limited liability company (“Senior Creditor”) and NEXT BRIDGE HYDROCARBONS, INC., a Nevada corporation (“Borrower”).

Recitals

A. Borrower has requested and/or obtained certain loans or other credit accommodations from Senior Creditor.

B. Subordinated Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time (the document for which are referred to herein as the “Loan Documents”).

C. In order to induce Senior Creditor to extend credit to Borrower and, at any time or from time to time, at Senior Creditor’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Senior Creditor may deem advisable, Subordinated Creditor is willing to subordinate (on the terms set forth in this Agreement): (i) all of Borrower’s indebtedness and obligations to Subordinated Creditor, including pursuant to the 8% Secured Promissory Note, dated October 1, 2021, as such note has been amended, and the 5% Unsecured Promissory Note, dated December 21, 2022, as such note has been amended, (collectively, the “Subordinated Notes”), whether presently existing or arising in the future (the “Subordinated Debt”) to the Senior Debt (as defined below); and (ii) all of Subordinated Creditor’s security interests, if any, in the Borrower’s property, to all of Senior Creditor’s security interests, if any, in the Borrower’s property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Subordinated Creditor subordinates to Senior Creditor, on the terms set forth in this Agreement, any security interest or lien that Subordinated Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest, if any, of Subordinated Creditor and the security interest, if any, of Senior Creditor, the security interest, if any, of Senior Creditor in any collateral, shall at all times, while any Senior Debt or commitment by Senior Creditor to lend is outstanding, be prior to the security interest, if any, of Subordinated Creditor.

2. All Subordinated Debt is subordinated, on the terms set forth in this Agreement, in right of payment to all obligations of Borrower to Senior Creditor now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all of Borrower’s indebtedness and obligations to Senior Creditor under the 18% Unsecured Promissory Note, dated August 20, 2025 (the “Senior Debt”).

3. Except as otherwise set forth in this Agreement, Subordinated Creditor will not demand or receive from Borrower (and Borrower will not pay to Subordinated Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise (other than payments of Excluded Items (as defined below)), nor will Subordinated Creditor exercise any remedy with respect to any collateral, nor will Subordinated Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. Further, Subordinated Creditor shall not be entitled to receive from Borrower (and Borrower shall not be entitled to pay to Subordinated Creditor) any regularly scheduled payment of interest and principal, and/or any other amounts due in accordance with the terms of the Subordinated Debt, for so long as any portion of the Senior Debt remains outstanding. Notwithstanding the foregoing or any breach or default by the Borrower under the Loan Documents, the Subordinated Creditor shall not at any time or in any manner: (a) foreclose upon, take possession of, or attempt to realize on any collateral, or proceed in any way to enforce any claims it has or may have against the Borrower under the Subordinated Debt or otherwise, or (b) contest, protest or object to any action taken by Senior Creditor, unless and until the Senior Debt has been fully and indefeasibly paid and satisfied in full.

Subordination Agreement

4. Notwithstanding anything to the contrary herein, upon (i) the occurrence and during the continuance of an Event of Default under the Senior Debt and (ii) written notice of such Event of Default to Subordinated Creditor from Senior Creditor (a “Payment Blockage Notice”), Subordinated Creditor may not exercise any remedy with respect to Borrower nor receive any payment (other than in respect of Excluded Items (as such term is defined in Section 6 below) or any payment of paid-in-kind interest with respect to the Subordinated Debt and the accrual or capitalization of interest, fees or other amounts, whether pursuant to the terms of the Subordinated Notes or in lieu of cash payments that otherwise were prohibited under the terms of this Agreement) from Borrower for each period (each a “Payment Blockage Period”) commencing on the date of the Payment Blockage Notice and ending on the earliest to occur of the following events:

(a) such Event of Default has been cured or has been waived by Senior Creditor in writing;

(b) 120 days have passed from the date of such Payment Blockage Notice, unless Senior Creditor has commenced a judicial proceeding or non-judicial actions to collect or enforce the Senior Debt or foreclose on any collateral, or a case or proceeding by or against Borrower is commenced under any bankruptcy or insolvency law or laws relating to the relief of debtors, in which case Subordinated Creditor may exercise any remedy with respect to Borrower but Subordinated Creditor may not receive any payments from Borrower during the continuance of such actions or proceedings; or

(c) the Senior Debt has been discharged or paid in full and Senior Creditor’s commitment, if any, to make credit extensions under the Senior Debt has been terminated;

immediately after which Subordinated Creditor may exercise such remedies and Borrower may make all payments due and owing to Subordinated Creditor (including, without limitation, any amounts in arrears by reason of such Payment Blockage Period), subject at all times to the requirement that any amounts received by Subordinated Creditor be turned over to Senior Creditor so long as any Senior Debt remains outstanding.

5. Subordinated Creditor shall promptly deliver to Senior Creditor in the form received (except for endorsement or assignment by Subordinated Creditor where required by Senior Creditor, and any Excluded Items) for application to the Senior Debt any payment, distribution, security or proceeds received by Subordinated Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

6. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Subordinated Debt shall not include any obligations of Borrower arising under or in connection with any of the Excluded Items, as defined hereafter “Excluded Items” means: (a) options or warrants issued by Borrower to Subordinated Creditor pursuant to which Subordinated Creditor may purchase equity securities of Borrower or agreements exclusively governing the rights of the holders of equity securities of Borrower; and (b) any equity securities of Borrower held by or paid or otherwise delivered to Subordinated Creditor including those issued or issuable upon exercise of or in connection with any options or warrants and including, without limitation, those issued or issuable by Borrower to Subordinated Creditor in connection with or as a result of the conversion or as payment in respect of any Subordinated Debt.

Subordination Agreement

7. In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors (each, a “Proceeding”), these provisions shall remain in full force and effect, and Senior Creditor’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Subordinated Creditor. This Agreement shall be applicable both before and after the commencement of any Proceeding and all converted or succeeding cases or proceedings in respect thereof (notwithstanding Section 1129(b)(1) of the Bankruptcy Code or any comparable provision of other applicable bankruptcy or insolvency law or laws). Notwithstanding Section 1129(b)(1) of the Bankruptcy Code or any comparable provision of other applicable bankruptcy or insolvency law or laws, the relative rights of the Senior Creditor and the Subordinated Creditor in or to any distributions with respect to the Senior Debt or Subordinated Debt shall continue after the commencement of any Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code or any comparable provision of other applicable bankruptcy or insolvency law or laws. For purposes of this Agreement. “Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. §§ 101 et seq. and the regulations issued thereunder.

8. For so long as any of the Senior Debt remains unpaid, Subordinated Creditor irrevocably appoints Senior Creditor as Subordinated Creditor’s attorney in fact, and grants to Senior Creditor a power of attorney with full power of substitution, in the name of Subordinated Creditor or in the name of Senior Creditor, for the use and benefit of Senior Creditor, without notice to Subordinated Creditor, to perform at Senior Creditor’s option the following acts in any bankruptcy, insolvency or similar proceeding involving Borrower, to file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Subordinated Creditor if Subordinated Creditor does not do so prior to 20 days before the expiration of the time to file claims in such proceeding and if Senior Creditor elects, in its sole discretion, to file such claim or claims. Subordinated Creditor shall retain all rights to vote and otherwise act in any bankruptcy, insolvency or similar proceeding (including, without limitation, the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the extent provided by applicable law, provided that Subordinated Creditor shall not initiate, prosecute or join in any claim or action in any such proceeding challenging (x) the validity or enforceability of the Senior Debt, this Agreement or any liens or security interests, if any, securing the Senior Debt, or (y) the intent or effect of this Agreement.

9. Subordinated Creditor and Borrower shall promptly affix the legend below to the Subordinated Notes stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt (“Amendments”) shall modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt that Subordinated Creditor may have in any property of Borrower, as provided in this Agreement. Without limiting the foregoing, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt. Promptly upon execution of the Amendments, Borrower shall, at no cost to Senior Debtor, provide a true, correct and complete copy of the Amendments to Senior Creditor.

LEGEND:	This Note is subject to the terms of a Subordination Agreement dated August 20, 2025 in favor of Panther Bridge LLC, a Texas limited liability company. Notwithstanding any contrary statement contained in the within instrument, no payment on account of any obligation arising from or in connection with the within instrument or any related agreement (whether of principal, interest or otherwise) shall be made, paid, received or accepted except in accordance with the terms of said Subordination Agreement.

Subordination Agreement

10. This Agreement shall remain effective for so long as the Senior Creditor has any obligation to make credit extensions to Borrower or Borrower owes any amounts to Senior Creditor under the Senior Debt or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including, without limitation, the bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Subordinated Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Subordinated Creditor, Senior Creditor may take such actions with respect to the Senior Debt as Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person; provided that such action will not terminate or impair Subordinated Creditor’s rights as provided herein. No such action or inaction shall impair or otherwise affect Senior Creditor’s rights hereunder.

11. This Agreement shall bind and benefit any successors or assignees of Subordinated Creditor and Senior Creditor. This Agreement is solely for the benefit of Subordinated Creditor and Senior Creditor and not for the benefit of Borrower or any other party. Subordinated Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, Subordinated Creditor shall enter into a new subordination agreement with the new lender on substantially identical terms and conditions as this Agreement.

12. Subordinated Creditor represents and warrants to Senior Creditor that the terms and conditions of this Agreement have been authorized by all necessary action on the part of the Subordinated Creditor and Borrower, and that the individuals signing on behalf of Subordinated Creditor and Borrower have all necessary approval and authority to do so.

13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

14. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas, without regard to principles of conflicts of law. THE PARTIES HERETO HERBY WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER COMMON LAW OR STATUTORY BASES. Subordinated Creditor submits to the exclusive jurisdiction of the state and federal courts located in Midland County, Texas, for any claim or cause of action based upon or arising out of this Agreement or any transaction contemplated herein, including claims based on contract, tort, breach of duty and all other common law or statutory bases. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in Midland, Texas in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Texas law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. The foregoing notwithstanding, if the Subordinated Creditor, the Borrower or both, contrary to this Agreement, make, attempt to or threaten to allow the Subordinated Creditor to exercise its remedies against the Borrower under the Loan Documents, or make any payment or take any action contrary to this Agreement, Senior Creditor may restrain or enjoin the Subordinated Creditor and the Borrower from so doing, it being expressly understood and agreed by the Subordinated Creditor and the Borrower that: (i) the Senior Debtor’s damages from their actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Subordinated Creditor and the Borrower waive any defense or claim that the Senior Creditor cannot demonstrate damages or can be made whole by the awarding of damages.

Subordination Agreement

15. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Subordinated Creditor is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement, and Subordinated Creditor has kept and will continue to keep itself and Senior Creditor fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by Subordinated Creditor, Senior Creditor, and Borrower. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

16. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

[Balance of Page Intentionally Left Blank]

Subordination Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SUBORDINATED CREDITOR:			SENIOR CREDITOR:

Panther Bridge LLC

By:	/s/ Gregory McCabe	By:	/s/ Greg McCabe, Jr.
	GREGORY MCCABE		Name: /s/ Greg McCabe, Jr.
	Individually		Title: Managing Member

Address for Notice:			Address for Notice:

500 W. Texas Ave., Suite 890			500 W. Texas Ave., Suite 890
Midland, Texas 79701			Midland, Texas 79701
Attn.: Greg McCabe, Jr.

BORROWER:

NEXT BRIDGE HYDROCARBONS, INC

By:	/s/ Gregory McCabe
Name: Gregory McCabe
Title: CEO

Address for notices purposes:

500 W. Texas Ave., Suite 890
Midland, Texas 79701

Subordination Agreement